UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 3, 2015, DSW Inc. (the “Company”) issued a press release (the “Press Release”) regarding its sales results for the 13-week period ended October 31, 2015. A copy of the press release announcing these financial results is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 3, 2015, the Company announced that Michael R. MacDonald will retire from his position as President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective December 31, 2015.  The Company expects it will enter into a retirement and consulting agreement with Mr. MacDonald and will provide disclosure of the material terms of such agreement following the time any such agreement is entered into by the Company and Mr. MacDonald.

On November 3, 2015, the Company also announced that Roger L. Rawlins, currently Executive Vice President and Chief Innovation Officer of the Company, will succeed Mr. MacDonald as Chief Executive Officer of the Company and a director of the Company effective January 1, 2016.  Mr. Rawlins has not been appointed to a committee of the Board.

Mr. Rawlins, age 49, has served in his present position since February 2015. From January 2014 to January 2015 he was the Company’s Executive Vice President, Omni Channel. From 2009 to 2013, Mr. Rawlins served as Senior Vice President and General Manager of DSW.com. Mr. Rawlins joined the Company in 2006 as Vice President, Finance.

The Company has not entered into, adopted or commenced any new, or amended any existing compensating plans or arrangements or employment agreements with Mr. Rawlins in connection with this appointment. The Company expects that it will enter into a new employment agreement with Mr. Rawlins in connection with his appointment as Chief Executive Officer. The Company will provide disclosure of the material terms of such agreement following the time any such agreement is entered into by the Company and Mr. Rawlins.

A copy of the Press Release announcing these changes is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 REGULATION FD DISCLOSURE

In the Press Release, the Company also updated its previously issued earnings per share guidance for the 52-week fiscal year ending January 30, 2016.

The Press Release also announced that during the third quarter, the Company completed its previously announced $150 million share repurchase program. The Board has authorized a new program to repurchase up to $200 million of DSW Class A Common Shares (the “Program”). The Company has no obligation to repurchase any amount of its common shares under the Program. Shares will be repurchased on the open market at times and in amounts considered appropriate by the Company based on price and market conditions.  The Program has no expiration date.

A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press Release dated November 3, 2015

*Furnished (not filed) as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

By: /s/William L. Jordan
William L. Jordan
Executive Vice President and Chief
Administrative Officer

Date: November 3, 2015